Exhibit 8.1

LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization	Name under which Subsidiary does Business
Textainer Limited	Bermuda	Textainer Limited
Textainer Equipment Management Limited	Bermuda	Textainer Equipment Management Limited
Textainer Equipment Management (S) Pte Ltd.	Singapore	Textainer Equipment Management (S) Pte Ltd
Textainer Equipment Management (U.S.) Limited	Deleware	Textainer Equipment Management (U.S.) Limited
Textainer Equipment Management (U.K.) Limited	United Kingdom	Textainer Equipment Management (U.K.) Limited
Textainer Equipment Management (U.S.) II LLC	Deleware	Textainer Equipment Management (U.S.) II LLC
Textainer Marine Containers Limited	Bermuda	Textainer Marine Containers Limited
Textainer Marine Containers II Limited	Bermuda	Textainer Marine Containers II Limited
Textainer Marine Containers III Limited	Bermuda	Textainer Marine Containers III Limited
Textainer Marine Containers IV Limited	Bermuda	Textainer Marine Containers IV Limited
TAP Funding Ltd.	Bermuda	TAP Funding Ltd.
TW Container Leasing, Ltd.	Bermuda	TW Container Leasing, Ltd.